To:      WRDC Limited
         First Floor, Ebor Court
         Westgate
         Leeds,  LS1 4ND

From:    Authoriszor Limited
         Windsor House,
         Cornwall Road
         Harrogate,  HG1 2PW

_____________ 2000

Dear Sirs

STERLING CREDIT FACILITY

Following recent discussions, we are pleased to offer you a sterling credit facility on the terms and conditions set out in this Letter. Terms not defined in the body of this Letter are set out at Clause 15.

1.   Parties

(a) Authoriszor Limited (Company No: 3302620) of Windsor House, Cornwall Road, Harrogate, HG1 2PW (" Authoriszor"); and

(b) WRDC Limited (Company No: 2945379) of Ebor Court, Leeds, LS1 4ND (the "Company").

2.   The Facility

The facility offered in this Letter (the "Facility") is a sterling credit facility of (pound)100,000.

3.   Existing Loan

By signing this Letter, each of the parties agrees that the terms of the loan granted by Authoriszor to the Company on 14 December 1999 for (pound)100,000 ("the Advance") is hereby varied with effect from the date hereof so that such Advance shall be subject to the terms of this Letter only and to the exclusion of all previous terms and conditions upon which such was made.

4.   Interest

4.1 Subject to Clause 5, the rate of interest payable on the Advance (as well after as before judgment) shall be 6% per annum. Such interest payable on an Advance shall accrue rateably on a day to day basis for the period during which any amount advanced under the Facility is outstanding.

4.2 Interest on the Advance shall be payable in arrears on each Interest Payment Date in respect of the period (an "Interest Period") running from, and including, the previous Interest Payment Date to, and excluding, that Interest Payment Date, save that:

(a)  the first  Interest  Period shall  commence on and include the date hereof;
     and

(b) the last Interest Period in relation to any Advance not repaid prior to the Final Repayment Date shall end on, and exclude, the Final Repayment Date.

5.   Default Interest

(a) Interest shall accrue on a day to day basis, and shall be payable monthly in arrear, at a rate of 2% per annum above the base lending rate from time to time of Lloyds TSB Bank Plc on any sum (whether principal or interest) which the Company shall fail to pay when due and may, at the discretion of Authoriszor, be calculated on a compound basis.

(b) Unless the unpaid sum is of principal that became payable during an Interest Period, in which case, the first Interest Period applicable to that unpaid sum shall be equal to the unexpired portion of that Interest Period, the Interest Periods applicable to such unpaid sum shall be the successive periods of up to six months or less, as determined by Authoriszor.

6.   Repayment

(a) Repayment of the aggregate of all Advances (the "Loan") shall commence on the second anniversary of the date hereof (the "First Drawdown Date").

(b) Subject to Clause 7(c), the Company shall repay Advances by quarterly payments of (pound)8,500 the first such payment to be made on the date on the second anniversary of the First Drawdown Date (each date on which any payment falls due being a "Repayment Date").

(c) The Company shall repay the Loan, all accrued and unpaid interest thereon, and all other amounts outstanding in relation to the Facility on the date that is five years after the First Drawdown Date (the "Final Repayment Date").

7.   Prepayment

(a) The Company may, by giving Authoriszor at least five Business Days' notice prepay the whole or any part (being an integral multiple of (pound)1,000) of the Loan.

(b) Unless otherwise agreed, the Company shall not be entitled to reborrow any amount prepaid under paragraph (a) above.

8.   Representations and Warranties

The Company by accepting the terms of this facility represents and warrants to Authoriszor (and shall be deemed to so represent and warrant on the date of any Advance and at the end of every Interest Period) that:

(a)  Incorporated   Company/Authority   to  Carry  Out  Business:   it  is  duly
     incorporated with limited liability under the laws of England and has the corporate power to carry on its business as it is now being conducted;

(b) Power to Borrow: it has the necessary corporate power and authority to borrow money on the terms and conditions set out in this Letter and to perform and observe the obligations hereunder and does not require the consent of any third party to enter into or perform its obligations pursuant to this Letter;

(c) Non-Violation of Law/Obligations: by accepting the terms of this Loan, it shall not violate in any material way any law or obligation to which it is subject, nor any of the terms of any other corporate document, agreement, deeds or documents to which it is a party or in any way affects or is related to it.; and

(d) Events of Default: no Event of Default, as specified at Clause 11, has occurred and remains unremedied.

9.       Covenants

(a) Notice of Default: The Company will inform Authoriszor of the occurrence of any of the events listed at Clause 10.

(b) Negative pledge: The Company will not create or permit to subsist any Security Interest over all or any part of its present or future assets other than one which was disclosed to Authoriszor in writing prior to the date of this Letter or is granted in favour of Authoriszor.

10.  Events OF DEFAULT

Each of the following events shall be an "Event of Default":

(a) Failure to pay: the Company fails to pay any sum due under this Letter on the due date;

(b) Breach of other provisions: the Company fails to comply with any other provision of this Letter and, if such failure is capable of remedy, is not remedied within ten days of the occurrence of such breach;

(c) Representations: any representation of a material nature made by the Company in or in connection with this Letter or any certificate, statement or document delivered or made by the Company pursuant to this Letter proves to have been incorrect or inaccurate when made;

(d) Insolvency: the cessation of the whole or a substantial part of the Company's business or an act whether of the Company or another person which by itself either constitutes or could directly result in a formal step being taken for the receivership, administration, liquidation, dissolution or analogous proceedings of or in respect of the Company or any of the Company's assets;

(e) Cross Default: any financial indebtedness of the Company (i) becomes due and payable prior to its specified maturity, (ii) the Company is in breach of or default under any agreement or document evidencing or regulating such indebtedness, (iii) the Company fails to pay any sum due to be paid by it under any guarantee, indemnity or similar instrument, (iv) the Company is unable or fails or admits its inability to pay its debts as they fall due; otherwise than in the normal course of its business of the Company;

(f) Enforcement of Security Interest: any Security Interest over any asset of the Company becomes enforceable or any execution or distress is levied against, or any person is entitled to or does take possession of, the whole or any part of the assets or undertaking of the Company; and

(g) Unlawfulness: it becomes unlawful for either the Company or Authoriszor to perform or comply with all or any of its obligations under this Letter or for it to remain a party to this Letter.

11.  ACCELERATION

If any of the events listed at Clause 10 occurs, Authoriszor shall be under no obligation to advance further monies under this Letter and may, by notice to the Company either:

(a)  cancel any part of the Facility then undrawn; and/or

(b) require repayment (either immediately or otherwise as Authoriszor may require) of any outstanding Advance with accrued interest thereon together with any other sums then owed by the Company under this Letter.

12.  COSTS

On written demand by Authoriszor the Company shall pay to Authoriszor all expenses (including but not limited to any legal and valuation fees), stamp and similar taxes and charges, and registration costs incurred by Authoriszor in connection with the enforcement of the terms of this Letter in accordance with the provisions of Clause 10 and 11 above.

13.  Payments

Payments to be made by the Company to Authoriszor shall be made in sterling and in immediately available cleared funds, free and clear of and without deduction for or on account of (i) any set-off or counterclaim or (ii) (other than as required by law) any tax or other matter, to such account as Authoriszor shall have previously notified the Company for this purpose.

14.  Notices

(a) Each notice, request, demand or other document to be given or made under the this Letter shall be in writing, addressed to the Company or Authriszor, as the case may be, at its registered office for the time being or such other address of which it may inform the other party for this purpose.

(b) Any notice, request, demand or other communication to be given or made pursuant to this Letter shall be deemed made when left at the then current address mentioned above or three Business Days after posting to such address.

15.  Interpretation

(a) When used in this Letter, "this Letter" means and includes, as the context so admits, both (a) the agreement resulting from the acceptance by the Company of the terms and conditions set out in this offer and (b) any variations, supplements or amendments thereto made from time to time.

(b) "Business Day" means any day other than Bank Holidays applicable within the United Kingdom, any Saturday and any Sunday.

(c) "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent.

(d) "Interest Payment Date" shall mean 31January, 30 April, 31 July and 31 October in each year, or if such date is not a Business Day the next following Business Day.

(e) "Security Interest" includes a mortgage, loan, pledge, encumbrance, charge, hypothecation or other security interest or arrangement, the effect of which is intended to prefer the beneficiary thereof over unsecured creditors.

(f) "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including without limitation any penalty payable in connection with any failure to pay or any delay in paying any of the same).

16.  Law

This Letter shall be governed by, and shall be construed in accordance with, the laws of England.

The offer contained in this Letter may be accepted by your countersigning and returning to us the enclosed copy of this Letter but will lapse if we have not received such copy, duly countersigned on your behalf by any duly authorised director, by __________ 2000.

Yours faithfully,



Signed by James Jackson, duly authorised on behalf of Authoriszor Limited


We hereby acknowledge and accept the terms of this letter


Signed by Garcia Hanson, duly authorised on behalf of WRDC Limited